Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS: Cindy Warner 215-346-8136

Sheri Keiles 215-820-5300

NUTRISYSTEM, INC. NAMES SCOTT A. FALCONER

EXECUTIVE VICE PRESIDENT OF CUSTOMER MANAGEMENT
AND PRODUCT DEVELOPMENT

- Chief Marketing Officer Thomas Connerty to Transition to Marketing Advisor Role -

HORSHAM, PA, May 14, 2008 - NutriSystem, Inc. (NASDAQ:NTRI), a leading provider of weight management and fitness products and services, announced today that Scott A. Falconer has been named Executive Vice President, Customer Management and Product Development.

In this new position, Falconer will manage every aspect of NutriSystem's expanding client service capabilities, including call center operations, customer service, supply chain management, and product development. As NutriSystem continues to advance its customer-centric platform, Falconer will be responsible for transforming and enhancing the client experience.

"It gives me great pleasure to welcome Scott to the NutriSystem family and to leverage his impeccable business skills and passion for the customer experience," commented Joe Redling, NutriSystem President and Chief Executive Officer. "Most importantly, our loyal customers surely will reap the benefits of Scott's expertise, as he will work tirelessly to help NutriSystem engage our customers and to ensure that they experience success on our program. Client service will continue to be at the core of everything we do at NutriSystem, and Scott will serve as both an advocate and innovator for the customer."

With more than two decades of executive management experience in scaled subscription businesses, Falconer joins NutriSystem from AOL, where he was Executive Vice President and COO of Member Services. While there, he led the business unit responsible for interfacing with AOL's 20 million subscription customers in the U.S. and directed the activities of 10,000 employees in 18 sales/service centers in eight countries. Falconer employed his sales-driving acumen to acquire, cross-sell, service and retain customers.

Most recently as Executive Vice President, AOL Mobile, Falconer led the development of an extensive array of web-based consumer services for mobile devices. Prior to his more than five-year tenure at AOL, Falconer managed consumer division operations at NTL, (since renamed Virgin Media), the UK's largest cable communications company. In the decade preceding his arrival at NTL, Falconer held several senior marketing positions in the wireless industry.

"I am honored to have the opportunity to apply my experience and perspective to NutriSystem and to expand on the success of a true industry leader and pioneer," said Scott A. Falconer. "I am invigorated by the challenge and gratified to know that my primary focus will be to further enhance the customer experience and build lifetime value. NutriSystem's clients have enlisted us as their nutritional weight loss partner for and we have a tremendous responsibility to them and to our internal team to strengthen the bonds of this empowering and symbiotic relationship."

"Recruiting Scott reinforces NutriSystem's commitment to increasing the success of our customers, said Redling. Scott will be pivotal in retaining and re-activating customers as well as increasing length of stay."

Falconer's academic credentials include an MBA and MS (Engineering-Economic Systems) from Stanford University and a BS from Cornell University.

NutriSystem also announced today that Tom Connerty, Chief Marketing Officer, will transition from his officer position to a marketing advisor post with the company. For family reasons, Connerty will relocate to Portland, Oregon, where he will remain a NutriSystem employee and will continue to work closely with our West Coast-based advertising and production partners.

"Tom has played a substantial role in our success and will continue to be a valued voice within our company," said Redling. "From his new base of operations, Tom will help shape our creative output and continue to add valuable insights to our marketing efforts."

Central to NutriSystem's renewed commitment to its customers is the recent launch of NutriSystem Advanced, the company's breakthrough weight-loss and health and wellness platform -the first complete weight-loss meal plan to include heart-health protection. Grounded in the latest advances in dietary science, NutriSystem Advanced is a complete program that includes new proprietary ingredient blends to support heart health. New patent-pending technologies aided in the development of heart-healthy, high-satiety enhancements, including the addition of soluble fibers and Omega-3 fatty acids, for the new NutriSystem Advanced offerings. NutriSystem Advanced is available nationwide through www.nutrisystem.com and 1-800-321-THIN®.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ:NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling. For more information, visit http://www.nutrisystem.com.

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